PRICING SUPPLEMENT NO. 101                                        Rule 424(b)(3)
Dated: July 9, 1997                                           File No. 333-17985
(To Prospectus dated January 22, 1997
and Prospectus Supplement dated January 22, 1997)

                                 $5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:                Floating Rate Notes        Book Entry Notes
$35,000,000                      [_]                        [x]

Original Issue Date:             Fixed Rate Notes           Certificated Notes
7/14/97                          [x]                        [_]

Maturity Date: 7/14/98

Option to Extend Maturity:       No  [x]

                                 Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:  5.91%

Interest Payment Date(s): *

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                               Maximum Interest Rate:

[_]     Commercial Paper Rate                      Minimum Interest Rate:

[_]     Federal Funds Rate                         Interest Reset Date(s):

[_]     Treasury Rate                              Interest Reset Period:

[_]     LIBOR Reuters                              Interest Payment Date(s):

[_]     LIBOR Telerate

[_]     Prime Rate

[_]     CMT Rate

Initial Interest Rate:                             Interest Payment Period:


 Index Maturity:

 Spread (plus or minus):
------------------------------------

*     1/14/98 and 7/14/98.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.




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